Exhibit 99.1

Allied Esports Entertainment Announces the Sale of World Poker Tour®

to Element Partners, LLC

Consideration includes $68.3 million in cash plus an additional

$10 million revenue share earn-out

IRVINE, Calif. (January 19, 2021) — Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company”), a global esports entertainment company, and Element Partners, LLC (“Element”), a privately-held investment vehicle, today announced a definitive agreement under which Element will acquire the Company’s poker-related business and assets, including the entities comprising the World Poker Tour® (“World Poker Tour,” or “WPT®”).

Under the terms of the agreement, Element will acquire World Poker Tour for a total of $78,250,000, consisting of a $68,250,000 upfront payment and a fully guaranteed revenue share of 5% of WPT-branded tournament entry fees on Element-owned or licensed gaming platforms, up to a maximum of $10 million, payable over three years after closing. The Company’s Board of Directors has approved the transaction, which is expected to close in late January or early February 2021, assuming the Company’s shareholders approve the transaction and following required regulatory approvals and other customary closing conditions.

Furthermore, the rapid growth and popularity of gaming and esports during the COVID-19 pandemic has driven strategic interest in the Company’s esports business, Allied Esports, and the Company’s Board has agreed to explore strategic options for the esports business, including a possible sale. The Company has engaged Lake Street Capital Markets to assist with the process. At this time no potential or particular buyer has been identified and there are no initial or ongoing negotiations in respect of the sale of the esports business.

Upon completion of the WPT transaction, and assuming the realization and completion of the possible sale of the esports business, Allied Esports Entertainment would proceed, under a new name, as a publicly traded holding company focused on using its cash resources to explore opportunities in online entertainment, including but not limited to, real money gaming and other gaming sectors.

Frank Ng, CEO of Allied Esports Entertainment, commented, “Despite the many challenges caused by the COVID-19 pandemic, the WPT business has delivered substantial, impactful results, specifically through its online platforms and services, and has made meaningful contributions for the Company. In addition, Allied Esports, with its world-renowned HyperX Esports Arena Las Vegas and best-in-class production services, has generated market attention as the esports industry gained momentum during the pandemic.”

Mr. Ng continued, “Due to COVID-19’s impact on the Company’s overall revenue generation and profitability timeline, we believe the forthcoming sale of the WPT business will garner significant capital and an avenue to determine new opportunities that will deliver accelerated returns for our stakeholders.”

The World Poker Tour has grown considerably since its 2002 inception. Today, its iconic television show is seen worldwide by more than 150 million people annually, WPT events are held on five continents, and the company has awarded more than $1 billion in prize money. WPT initially went public in 2003 and was later purchased by PartyGaming for $12 million and a related revenue share. In 2015, the Company was purchased for $35 million by Ourgame International Holdings Limited and then acquired by NASDAQ-listed Black Ridge Acquisition Corp. with a value of $50 million in 2019 as part of a larger deal that led to the listing of the company as Allied Esports Entertainment.

2020 was an exceptional year for WPT’s online and interactive services pillars of its business model. With in-person events postponed or cancelled due to COVID-19, WPT’s flagship online subscription platform, ClubWPT, increased new registrations by 61% through the third quarter of 2020, exceeding registrations during the full year of 2019. Total subscription revenue for ClubWPT was also up 56% year-over-year during the same time. The shift online also fostered WPT’s largest event in its 18-year history with 2,130 entries for the WPT Online Championship on partypoker and the company’s largest series, also on partypoker, the WPT World Online Championships featuring a $100 million guaranteed prize pool.

The WPT television show, which has been on linear television since 2003, also reached new heights in distribution in 2020, peaking in global viewership on both linear and OTT platforms last year. In the third quarter of 2020, OTT household viewership increased 368% compared to the same period in 2019, while third quarter 2020 linear household viewership was up 77% over the prior year period.

Adam Pliska, the long-time CEO of the WPT, stated, “I want to thank Frank Ng and the entire AESE management team for its support in allowing WPT to flourish during this period. My management team and I are excited about this next chapter and the tremendous new opportunities for the WPT brand and business.”

About Allied Esports Entertainment

Allied Esports Entertainment, Inc. (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports International, Inc. (Allied Esports) and the World Poker Tour (WPT).

Allied Esports is an award-winning, innovative esports company comprised of a global network of dedicated esports properties and content production facilities. Its mission is to connect players, streamers and fans around the world through integrated arenas, including its flagship venue, HyperX Esports Arena Las Vegas, its fleet of mobile esports trucks, the HyperX Esports Trucks, the HyperX Esports Studio, and affiliate members of the Allied Esports Property Network, which serve as both competition battlegrounds and everyday content generation hubs.

World Poker Tour is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. WPT ignited the global poker boom in 2002 with the creation of its iconic television show, now in its 18th season, based on a series of high-stakes poker tournaments. ClubWPT.com is a unique online membership platform that offers inside access to the WPT.

For more information about Allied Esports Entertainment, Inc. and its subsidiaries, please visit AlliedEsportsEnt.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to meet Nasdaq’s continued listing standards; the Company’s ability to execute on its business plan; the ability to retain key personnel; potential litigation; the ongoing effects of the COVID-19 pandemic; and general economic and market conditions, impacting demand for the Company’s services. These and other risk factors are discussed in Company reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com

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